FIFTH AMENDMENT
                       TO FINANCING AND SECURITY AGREEMENT

     THIS FIFTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Amendment") is made as of this 26th day of September, 1996, by and among CHARTER POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Power"), C&D CHARTER POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("C&D Charter"), INTERNATIONAL POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Arizona ("International"), RATELCO ELECTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware ("Ratelco"), C&D/CHARTER HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Holdings"), CHARTER POWER OF CALIFORNIA, a corporation organized and existing under the laws of the State of California ("Charter California"), POWER CONVERTIBLES CORPORATION, a corporation organized and existing under the laws of the State of Arizona ("PCC"), PCC DE MEXICO S.A. DE C.V. ("PCC Mexico"), POWER CONVERTIBLES IRELAND LIMITED ("PCC Ireland") and LH RESEARCH, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware ("LH Research") (Charter Power, C&D Charter, International, Ratelco, Charter Holdings and Charter California, PCC, PCC Mexico, PCC Ireland and LH Research are herein collectively referred to as the "Borrowers" and individually as a "Borrower"); NATIONSBANK, N.A., a national banking association, in its capacity as a lender ("NationsBank"), FLEET BANK, NATIONAL ASSOCIATION, a national banking association and successor in interest to NatWest Bank N.A., being formerly known as National Westminster Bank NJ ("Fleet"), CORESTATES BANK, N.A., a national banking association ("CoreStates") (NationsBank, CoreStates, and Fleet are herein collectively referred to as the "Lenders" and individually, as a "Lender"); and NATIONSBANK, N.A., a national banking association, in its capacity as agent for the Lenders (the "Agent");
Witnesseth:

                                    RECITALS

     A. The Lenders, the Borrowers and the Agent are parties to that certain Financing and Security Agreement dated September 26, 1994 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Under and subject to the provisions of the Credit Agreement, the Lenders agreed to establish jointly and severally in favor of the Existing Borrowers (i) a revolving credit facility in a maximum principal amount not to exceed SIXTY-FIVE MILLION DOLLARS ($65,000,000) (the "Total Revolving Credit Committed Amount"), (ii) a term loan facility (collectively, the "Term Loans") in an original principal amount not to exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Total Term Loan Committed Amount") and (iii) a letter of credit facility as part of the Revolving Credit Facility (the "Letter of Credit Facility") in a maximum principal amount not to exceed EIGHT MILLION DOLLARS ($8,000,000) (the "Letter of Credit Committed Amount").

     B. Fleet has requested that the Borrowers, the Lenders and the Agent agree to amend certain terms and conditions of the Credit

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Agreement,  and subject to the provisions of this Amendment,  the Borrowers, the
Lenders and the Agent have so agreed; provided, that the Lenders, the Borrowers and the Agent execute and deliver this Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

     1. The recitals set forth above are true and accurate in each and every respect and are incorporated herein by reference. All capitalized terms used herein but not specifically defined herein shall have the respective meanings given such terms in the Credit Agreement, unless the context indicates or dictates a contrary meaning.

     2. The Credit Agreement is hereby amended as follows:

        a. Section 2.1.7 on page 38 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place:

               2.1.7 REVOLVING CREDIT UNUSED LINE FEE. The Borrowers shall jointly and severally pay to the Agent, in arrears, for the ratable benefit of the Lenders, a quarterly revolving credit unused line fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount to be determined based upon the ratio of Funded Debt to EBITDA for the rolling four (4) quarter month period covered by the then most recent financial statements furnished or required to be furnished to the Agent pursuant to and in the form required by Section 6.1.1(a) and
          Section 6.1.1(c). Within three (3) Business Days of the Agent's receipt of such financial statements in the form required, the Agent shall calculate the ratio of Funded Debt to EBITDA for the then rolling four (4) quarter period covered by such financial statements, and shall notify the Borrowers and the Lenders of the Agent's determination. If such financial statements are not furnished as and when required, the Borrowers may not be permitted to select or change an Interest Rate or an Interest Period. Following, the Agent's determination of the Funded Debt to EBITDA ratio, the Revolving Credit Unused Line Fee shall be equal to the per annum "Fee Percentage Amount" as set forth below multiplied by the difference between (a) the Total Revolving Credit Committed Amount in effect from time to time and (b) the sum of (i) the average daily outstanding principal balance of the Revolving Loan during the then preceding quarterly period and (ii) the average daily face amount

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          of all Letters of Credit outstanding during such quarterly period:

            FUNDED DEBT TO EBITDA RATIO                 FEE AMOUNT
            ---------------------------                 ----------

            Less than 1.0 to 1.0                        .125%

            Greater than or equal to                    .15%
            1.0 to 1.0, but less than
            1.75 to 1.0

            Greater than or equal to                    .18%
            1.75 to 1.0, but less than
            2.25 to 1.0

            Greater than or equal to                    .22%
            2.25 to 1.0, but less than
            2.75 to 1.0

            Greater than or equal to                    .25%
            2.75 to 1.0, but not more
            than     3.0 to 1.0

            Greater than or equal to
            3.0 to 1.0                                  .50%

          b. Section 8.11 on page 128 of the Credit Agreement is hereby amended to require that no amendment, modification, change or waiver shall be effective to increase or decrease the amount of, or extend, any Lender's Committed Amount, without the prior written consent of all Lenders and the Agent.

          c. The Credit Agreement is hereby amended to require that no amendment, modification, change or waiver as to Section 6.1.14 (Net Worth),
     Section 6.1.15 (Liabilities to Tangible Net Worth Ratio), Section 6.1.16 (Current Ratio), Section 6.1.17 (Fixed Charge Coverage Ratio), Section
     6.1.18 (Funded Debt to EBITDA), Section or Section 6.2.7 (Capital Expenditures) shall be effective without the prior consent of the Required Lenders and the Agent.

          d. The Credit Agreement is hereby amended to require that no waiver of any Event of Default or Default shall be effective without the prior consent of the Required Lenders and the Agent.

     3. Nothing contained herein shall be interpreted to limit any rights which the Required Lenders already have under the Credit Agreement.

     4. The terms "this Agreement" as used in the Credit Agreement and the terms "Credit Agreement" as used in any of the Financing Documents shall mean the Credit Agreement as modified

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herein unless the context clearly indicates or dictates a contrary meaning.

     5. The Borrowers and the Lenders will execute such confirmatory instruments with respect to the Credit Agreement and/or any of the Financing Documents as the Agent may reasonably require.

     6. This Amendment may not be amended, changed, modified, altered or terminated without in each instance the prior written consent of the Agent, the Lenders and the Borrowers. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Maryland.

     7. The Borrowers agree that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, waive, or otherwise adversely affect the joint and several liability and obligations of the Borrowers under the terms of the Credit Agreement.

     8. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Amendment to be executed under seal as of the date first above written.

ATTEST:                             CHARTER POWER SYSTEMS, INC.


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:   Treasurer                  Title:


ATTEST:                             C&D CHARTER POWER SYSTEMS, INC.


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:   Treasurer                  Title:  V. Pres.


ATTEST:                             INTERNATIONAL POWER SYSTEMS, INC.


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:   Treasurer                  Title: V. Pres.

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ATTEST:                             RATELCO ELECTRONICS, INC.


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:   Treasurer                  Title: V. Pres


ATTEST:                             C&D/CHARTER HOLDINGS, INC.


/s/ STEPHEN E. MARKERT, JR.         By: /s/ ROBERT T. MARLEY     (Seal)
Name:                               Name:
Title: Director                     Title: Vice President


ATTEST:                             CHARTER POWER OF CALIFORNIA


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:   Treasurer                  Title: V. Pres


ATTEST:                             POWER CONVERTIBLES CORPORATION


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:                              Title:  Treasurer


ATTEST:                             PCC DE MEXICO S.A. DE C.V.


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:                              Title:


ATTEST:                             POWER CONVERTIBLES IRELAND LIMITED


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:                              Title:


ATTEST:                             LH RESEARCH, INCORPORATED


 /s/ ROBERT T. MARLEY               By:/s/ STEPHEN E. MARKERT, JR.(Seal)
Name:                               Name:
Title:   Treasurer                  Title:  V. Pres
                                      -5-
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WITNESS:                            NATIONSBANK, N.A.
                                    in its capacity as Agent


 /s/ DEBORAH LLOYD                  By: /s/PATRICK M. MOORE      (Seal)
                                    Name:  Patrick M. Moore
                                    Title: Vice President


WITNESS:                            NATIONSBANK, N.A.
                                    in its capacity as a Lender


 /s/ DEBORAH LLOYD                  By: /s/ PATRICK M. MOORE     (Seal)
                                    Name:  Patrick M. Moore
                                    Title: Vice President


WITNESS:                            CORESTATES BANK, N.A.
                                    in its capacity as a Lender


 /s/ EDMUND GREEN                   By: /s/ KARL F. SCHULTZ      (Seal)
     A.V.P.                         Name:Karl F. Schultz
                                    Title:Vice President


WITNESS: FLEET BANK, NATIONAL ASSOCIATION (formerly known as NatWest Bank N.A.) in its capacity as a Lender


_________________________           By: /s/ GARY P. KEARNS       (Seal)
                                    Name:  Gary P. Kearns
                                    Title: SVP

                                      -6-
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